                                                                   Exhibit 10.28



                               MASTER AGREEMENT
                      KAISER FOUNDATION HEALTH PLAN, INC.

THIS MASTER AGREEMENT is made this 30th day of July, 1997, by and between Kaiser
                                   -----       ----------
Foundation Health Plan, Inc. ("Kaiser"), and Tier Technologies, Inc. ("Contract
                                             ----------------------
Vendor").

                                    RECITALS
                                    --------

A. Kaiser operates information technology systems as part of its general business operations.

B. Contract Vendor is in the business of providing computer programming, consulting, technical documentation, and/or telecommunications services using highly skilled information technology professionals.

C. Kaiser and Contract Vendor anticipate entering into contracts whereby Contract Vendor employee(s) would perform computer programming, consulting and technical documentation services for Kaiser. Each such contract would be made an Addendum A or B (Contractor Assignment Form, as defined below) subject to and incorporating by reference all of the terms and conditions of this Master Agreement.

KAISER AND CONTRACT VENDOR AGREE AS FOLLOWS:

                       TERMS AND CONDITIONS
                       --------------------

1 . Nature of Service.  Contract Vendor agrees to provide consulting services
    -----------------
    and computer programming services involving analysis, development, design, testing and modification of information systems and computer application programs for Kaiser. Such services shall be provided pursuant to the Contractor Assignment Form attached as Addendum A hereto (or Addendum B for long-term assignments). Each such Contractor Assignment Form is subject to and subordinate to each and every term and condition of this Master Agreement and shall set forth the project in connection with which the services are to be performed, the tasks or services to be performed by Contractor, the employee(s) assigned by the Contract Vendor to perform such tasks or services, a schedule for completion of specified increments of such tasks or services and for progress reports, and the terms of payment for such tasks or services. Each such Contractor Assignment Form shall only be valid if signed by one officer of each of the parties hereto or by a person designated in writing by such an officer as authorized to execute Contractor Assignment under this Master Agreement on behalf of the party.

      MASTER AGREEMENT - KAISER FOUNDATION HEALTH PLAN, INC.      Page 2

2.  Compensation.  Kaiser shall pay Contract Vendor for actual services rendered
    ------------
    at the rate specified in the Contract Assignment. Kaiser shall reimburse Contract Vendor for out-of-pocket expenses only if such reimbursement is provided for in the specific Contract Assignment in connection with which such expenses were incurred and only on the basis specifically provided therein.

    Contract Vendor shall invoice Kaiser not more than twice per month and not less than once every month for services performed and authorized expenses incurred, if any, during that time period. Contract Vendor expressly waives any and all claim for compensation for any services or expenses which are not invoiced within one hundred twenty (120) days of rendering such services or incurring such expenses. Kaiser shall pay Contract Vendor within thirty
    (30) days of receipt of invoices in form acceptable to Kaiser. If the rate shown on the contract Assignment is based on a per hour charge, then such invoice shall include the identity of the employee who rendered the services, the dates on which such employee performed such services and the number of hours worked in connection with that specific Contract Assignment. Services rendered by a single employee of Contract Vendor on different Contract Assignments shall be segregated.

    Weekly time sheets covering all hours spent by employees of Contract Vendor performing services on an hourly basis and receipts for all reimbursable expenses shall be kept by Contract Vendor for not less than twelve (12) months from the date such services or expenses are invoiced or until one hundred twenty (120) days after completion or termination of the relevant Contract Assignment, whichever is later, unless Kaiser requests in writing that such documentation be preserved for a longer period of time. Such supporting documentation for any invoice shall be provided to Kaiser or its representative at any time upon request. In the event that any audit of Contract Vendor's invoices reveals any variance in excess of five percent (5%) of the amount shown on the invoice, Contract Vendor shall reimburse Kaiser for any amounts overcharged and for all costs and expenses incurred in conducting such audit. The obligation to preserve and provide time sheets, receipts and invoice documentation shall survive the termination of the Master Agreement or any Contract Assignment, notwithstanding any provision to the contrary contained herein.

    All terms of this Master Agreement shall apply regardless of the identity of the payor of the monies referred to herein (e.g., Kaiser Foundation Health Plan, Inc., KFHP, The Permanente Medical Group, TPMG, Kaiser Foundation Hospitals, KFH, or Kaiser Foundation Research Institute, KFRI).

3.  Term.  This Master Agreement shall commence upon the date first written
    ----
    above. Each Contractor Assignment shall commence upon its execution or such other date as may be stated therein.

    If in Kaiser's sole opinion the services provided under any Contract Assignment are unsatisfactory, Kaiser may terminate that Contract Assignment at any time

      MASTER AGREEMENT - KAISER FOUNDATION HEALTH PLAN, INC.      Page 3

    with seven (7) days notice. Either party hereto may terminate any Contract Assignment or all of them and this Master Agreement with or without cause upon thirty (30) days prior written notice. If not sooner terminated pursuant to the provisions hereof, each Contract Assignment shall terminate upon completion of the project, tasks or services described in the Contract Assignment, the expiration of the term stated in the Contract Assignment, or in the case of an hourly basis Contract Assignment stating a maximum number of hours to be expended thereunder, upon completion of that number of hours of service, whichever occurs earliest. Upon termination of any Contract Assignment Kaiser's sole obligation shall be to pay such progress payments for completed incremental stages of progress on the project as may be called for by the Contract Assignment, or, in the case of an hourly basis Contract Assignment, to pay for such hours as have been completed prior to termination of the Contract Assignment. Contract Vendor's obligations regarding preservation of billing records, confidentiality and indemnification to Kaiser shall survive the expiration or termination of any Contract Assignment or this Master Agreement.

4.  Personnel.  All candidates and workers represented to Kaiser, shall be W-2
    ---------
    employees of Contract Vendor and assigned by Contract Vendor to perform the tasks or services to be rendered under any specific Contract Assignment and shall be identified by name in such Contract Assignment. Contract Vendor shall provide to Kaiser a copy of the W-2 Wage and Tax Statement for each contract employee performing services for Kaiser, no later than February 7 of the calendar year following any year in which employee performed such services.

    Kaiser may reject or demand the removal/termination of assignment of any employee assigned by Contract Vendor at any time for any reason at Kaiser's sole discretion. In the event of any such rejection, Contract Vendor shall provide suitable skilled replacement personnel within five (5) business days of such rejection. Should Contract Vendor be unable to provide suitably skilled replacement personnel within such period, Contract Vendor will permit Kaiser to obtain such replacement personnel from other business enterprises (including those in competition with Contract Vendor) deducting the cost of such replacement personnel from the compensation or total contract price stated in such Contract Assignment.

5.  Long-Term Assignment Option.  Kaiser and Contract Vendor may agree to a
    ---------------------------
    long-term assignment, subject to the following provisions, by executing Addendum B, Long-Term Contractor Assignment Form.

    Expected length of assignment is 2,080 hours (roughly one year). Kaiser will pay Contract Vendor, billable bi-weekly or monthly, an amount equal to 2,080 hours for 2,000 hours of work provided by contract employee. In addition, contract employee will be given credit for working eight (8) hours each on Christmas Day, New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, and Thanksgiving Day, but will not be expected to work.

      MASTER AGREEMENT - KAISER FOUNDATION HEALTH PLAN, INC.      Page 4

    The hourly rate billed to Kaiser is reduced by 25% of the regular rate for a similar assignment. Kaiser will allow contract employee to take personal leave given reasonable notice and within project schedules. If at any point cumulative hours worked by contract employee are less than an amount equal to 38.5 hours per week since the beginning of long-term assignment, Kaiser will deduct a comparable amount from that owed to vendor for that billing period.

    If contract employee elects to leave Kaiser prior to the end of the assignment, Contract Vendor will credit Kaiser an amount equal to 80 billable hours to assist in the training and orientation costs of a replacement contractor. After one year, Kaiser may offer employment to and hire contract employee at no charge by Contract Vendor.

    All other terms of this Master Agreement shall apply to the long-term option.

6.  Confidentiality/Solicitation.  Contract Vendor and its employees shall not
    ----------------------------
    disclose or make use of any financial, marketing, personnel or other confidential or proprietary information or knowledge including without limitation trade secrets and software programs and systems which may be disclosed to any of them, directly or indirectly, in the course of any performance hereunder. All programs, processes and systems developed hereunder shall become the sole and exclusive property of Kaiser and all written and recorded documentation and all copies of such programs, processes and systems (both visually readable and machine readable) shall be delivered to and retained solely by Kaiser. Contract Vendor shall be responsible for and shall assume liability for any improper disclosure, dissemination or use by any of its employees of any of the information, programs, processes or systems listed in this Section 6. Contract Vendor shall obtain written agreement from each of its employees performing services under any Contract Assignment, in form acceptable to Kaiser, that each such employee will comply with and be obligated as provided in this
    Section 6. There shall be no solicitation by Contract Vendor or its employees or agents of Kaiser employees. This Section 6 will survive termination of the Master Agreement or any Contract Assignment, notwithstanding any provision to the contrary contained herein. A breach of this Section 6 may, at Kaiser's option, result in immediate termination of this agreement.

7.  Independent Contractor.  Contract Vendor agrees that all of its services
    ----------------------
    rendered pursuant hereto are those of an independent contractor, and neither it nor any of its employees are employees or agents of Kaiser nor joint ventures with Kaiser. Contract Vendor expressly disclaims and waives, for itself and its employees any right or claim to workers' compensation, welfare, pension or retirement benefits arising out of the services performed hereunder. Contract Vendor agrees to be fully responsible for and to pay when due all federal, state and local taxes or contributions required under Unemployment Insurance, Social Security, income tax and other laws by virtue of the performance of services hereunder, and further

      MASTER AGREEMENT - KAISER FOUNDATION HEALTH PLAN, INC.      Page 5

    agrees to fully comply with all applicable statutes, rules, regulations, and orders of any competent governmental authority, including without limitation workers compensation laws and occupational safety and health laws, immigration laws, and anti-discrimination laws. Contract Vendor agrees to indemnify, assume legal responsibility for, hold harmless and, at Kaiser's option, defend Kaiser (and its agents, servants, employees, officers, and directors) against any and all losses, damages, fines, penalties, costs incurred by Kaiser, due to any demand, claim allegation or assertion of liability alleged to arise from a failure to fulfill any of the statutory responsibilities set forth in this Section 7, or any charges or suits filed by or on behalf of any Employees or Contract Vendor against Kaiser which relate to any alleged wrong by Kaiser against the Employee, or the Exercise by Kaiser of the rights in Section 4. This Section 7 will survive termination of the Master Agreement or any Contract Assignment, notwithstanding any provision to the contrary contained herein.

8.  Indemnification.  Kaiser shall not, under any circumstances, be liable or
    ---------------
    otherwise accountable to Contract Vendor for any damage or injury to Contract Vendor or to any employee of Contact Vendor or to any property of Contact Vendor, or employees however caused. Contract Vendor shall assume legal responsibility for, indemnify, hold harmless, and, at Kaiser's option, defend Kaiser (and its agents, servant, employees and directors and any third party to whom Kaiser may owe a similar obligation by contract or operation of law) against each and every demand, claim, assertion of liability or action arising or alleged to arise, directly or indirectly, out of (i) Contract Vendors use of Kaiser premises, (ii) the conduct and operation of Contract Vendor's business, (iii) the performance of the services hereunder by Contract Vendor, or (iv) any passive or active act, omission or failure to perform the obligations or requirements of Contract Vendor hereunder or imposed by law, made or instituted by any person, group or organization including employees of Contract Vendor or Kaiser. Contract Vendor shall assume liability for any dishonest acts committed or alleged to have been committed against Kaiser by Contract Vendor's past or present agents, servants, employees, officers and directors. Kaiser agrees to notify Contract Vendor promptly in writing in the event of any such claim, demand, assertion of liability or action which is brought to Kaiser's attention. This Section 8 will survive termination of the Master Agreement or any Contract Assignment, notwithstanding any provision to the contrary contained herein.

9.  Insurance.  Contract Vendor shall maintain, at its sole cost and expense,
    ---------
    all workers' compensation insurance required under any applicable workers' compensation insurance act. Contract Vendor or employees of Contract Vendor shall maintain, at its sole cost and expense, a policy or policies of comprehensive automobile liability insurance on any and all vehicles which may be operated in connection with any services to be performed hereunder. Contract Vendor shall maintain, at its sole cost and expense, a policy or policies of general public liability insurance covering Contract Vendor's operations and any contingent exposure Kaiser may deem appropriate or necessary to insure with policy limits of not less

      MASTER AGREEMENT - KAISER FOUNDATION HEALTH PLAN, INC.      Page 6

    than $1,000,000.00 Combined Single Limits for injury to or death of any number of persons or for damage to property of others arising out of any one occurrence. Said policy or policies shall provide among other things, Contractual Liability Insurance recognizing and insuring the assumption of liability undertaken by Contract Vendor under the provision of Sections 7 and 8 above. Contract Vendor shall maintain, at its sole cost and expense, a policy or policies of Fidelity Insurance, but Contract Vendor's obligations under Section 7 above will not be limited to the coverage afforded by any policy or policies of insurance.

    The insurance required hereunder shall be issued by one or more responsible insurance carriers acceptable to Kaiser and licensed to do business in the state where the services under the Contract Assignment are to be performed. Within thirty (30) days after the execution of each Contract Assignment, Contract Vendor shall cause to be delivered to Kaiser one or more duly executed certificates of insurance, in form and content satisfactory to Kaiser, evidencing all insurance coverage required hereunder and providing that the policy or policies which they evidence shall be neither canceled nor materially changed until ten (10) days after receipt by Kaiser of written notice of such cancellation or material changes. In the event Contract Vendor fails to provide and maintain any insurance required under this Section 9, or to provide evidence of such insurance as required under this Section 9, Kaiser may, at its sole option, obtain such insurance up to the limits provided herein and may deduct the premiums for such insurance from any amounts which are or become payable to Contract Vendor hereunder. Contract Vendor shall reimburse Kaiser for such premiums within ten (10) days of written demand therefor.

10. Notices.  Any notice required or permitted hereunder shall be effective upon
    -------
    receipt in writing either by personal service upon a representative of Kaiser Foundation Health Plan, Inc., or upon an officer of Contract Vendor, respectively, or by mailing the notice by United States mail, registered or certified, return receipt requested, postage prepaid addressed to Kaiser at:


        -------------------------

        -------------------------

        -------------------------


    and to Contract Vendor at:

          Debbie Rogers
          Tier Technologies, Inc.
          1350 Treat Blvd., Suite 250
          Walnut Creek, CA 94596

    or to such other address as the respective parties may from time to time designate by notice given in the manner herein provided.

      MASTER AGREEMENT - KAISER FOUNDATION HEALTH PLAN, INC.      Page 7

11. Attorneys Fees.  In the event of judicial action or arbitration to enforce
    --------------
    any of the terms and conditions hereof, the prevailing party shall receive
                                                ----------
    reasonable attorneys' fees, courts costs and reasonable discovery and investigative costs and expenses and as determined by the court or arbitrator.

12. Modification And Assignment.  This Master Agreement supersedes all prior
    ---------------------------
    written or oral communications, representations and understandings and may be modified or supplemented only be a written amendment or contract Assignment executed by duly authorized representatives of both Kaiser and Contract Vendor. Due to the special character of the services to be provided hereunder, neither party may assign this Master Agreement or any Contractor Assignment or rights thereunder, except that Kaiser may assign this Master Agreement and/or Contract Assignment to be issued hereunder to any of Kaiser's subsidiaries.

13. General Conditions.  No waiver of any breach of any term or condition of
    ------------------
    this Master Agreement or any Contract Assignment by Kaiser or Contract Vendor shall be construed as a waiver of any subsequent breach of the same or any other term or condition thereof. This Master Agreement shall be governed by and construed in accordance with the laws of the State of California. The titles and subtitles used herein are not part of this Agreement and are included solely for convenient reference to the paragraphs hereof. Such titles shall have no bearing upon the various terms and conditions hereof.

14. Equal Employment Opportunity.  Contract Vendor recognizes that as a
    ----------------------------
    Government contractor or subcontractor, Kaiser Permanente is obligated to comply with certain laws and regulations of the Federal Government regarding Equal Employment

    Opportunity and Affirmative Action. Contract Vendor, as a Government subcontractor, agrees that when applicable, the following are incorporated by reference into this agreement:

A. The nondiscrimination and affirmation action clauses contained in Executive Order 11246, as amended by Executive Order 11375, relative to equal employment for all persons without regard to race, color, religion, sex, or national origin, and the implementing rules and regulations contained in Title 41, Part 60 of the Code of Federal Regulations, as amended; the nondiscrimination and affirmative action clauses contained in the Rehabilitation Act of 1973, as amended, relative to the employment of qualified disabled individuals without discrimination, and the implementing rules and regulations in Title 41, Part 60-741.4 of native action and nondiscrimination provisions of the Vietnam Era Veterans Readjustment Assistance Act of 1974 and the provisions, rules and regulations of the Title 42, Part 60-250.4 of the Code of Federal Regulations; the utilization of small business concerns including Small Disadvantaged Business Concerns, provisions of Title 48 of the code of Federal Regulations, Chapter 1, Parts 19-708, 52-219.8 and 52-219.9, and the requirements of Title 42, Part 60-1.8 of the Code of Federal

      MASTER AGREEMENT - KAISER FOUNDATION HEALTH PLAN, INC.      Page 8

    Regulations that provide the certification of non-segregated facilities required by Title 41, Part 60-1.8 of the Code of Federal Regulations.

B. Omnibus Reconciliation Act - Section 952 of the Omnibus Reconciliation Act of 1980 (PL96-499) providing for access by the Secretary of Health and Human Services (HHS) and the Comptroller General to the books and records of Contract Vendor to the extent it provides services are incorporated in the Agreement.

      MASTER AGREEMENT - KAISER FOUNDATION HEALTH PLAN, INC.      Page 9

IN WITNESS WHEREOF, upon the day and year first herein above written, the respective parties hereto have executed this Master Agreement personally or by duly authorized officers thereof.

                      KAISER FOUNDATION HEALTH PLAN, INC.

              Signature:   /s/ Suzanne McFadden
                           -----------------------------
                  Title:   Manager, National IT Staffing
                           -----------------------------
                   Date:   9/2/97
                           -----------------------------

        Contract Vendor:   Tier Technologies Inc.
                           -----------------------------
              Signature:   /s/ George K. Ross
                           -----------------------------
                  Title:   Sr VP & CFO
                           -----------------------------
                   Date:   Aug 26, 1997
                           -----------------------------

         MASTER AGREEMENT - KAISER FOUNDATION HEALTH PLAN, INC.

Tier Technologies
1350 Treat Blvd., Suite 250
Walnut Creek, CA  94596

Attn.: Debbie Rogers

re:    Letter of Agreement


Dear Debbie:

          Pursuant to Section 5 of the Independent Contractor Services Agreement dated March 25, 1995, between Tier Technologies ("Contractor") and Kaiser Foundation Health Plan, Inc. ("Health Plan"), this letter serves to outline the compensation arrangements between the parties.

          Contractor shall provide Rick Moody to provide contract programming, design, support and implementation services to Health Plan at the rate of Ninety Three Dollars and fifty cents per hour ($93.50). Rick Moody's services shall commence on January 13, 1997 and terminate on December 31, 1997 or as Health Plan business matters dictate.

          Please secure the signature of an authorized officer on behalf of Contractor at the end of this letter to signify the formal agreement between the parties to these terms. All other terms and conditions of the Independent Contractor Services Agreement remain in full force and effect. I have enclosed a self-addressed envelope for your use in returning the executed letter to me. If you have any additional questions or comments, please do not hesitate to telephone Ron Keely at (626) 564-3892.

Sincerely,



/s/ C. Ron Keely
--------------------
C. Ron Keely
Group Lead, NCSD

                                 THE ABOVE TERMS ARE HEREBY
                                 AGREED AND UNDERSTOOD
                                 (This section is filled out by Vendor)

                                 By  /s/ George K. Ross
                                     --------------------
                                 Name  George K. Ross
                                       ------------------
                                 Title CFO and SVP
                                       -----------------
                                 Date  8-25-97
                                       ------------------